CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-4 (No. 333-130988) of Separate Account A of AXA Equitable Life Insurance Company, of our report dated April 11, 2018, relating to the consolidated financial statements of AXA Equitable Life Insurance Company, which appears in such Registration Statement. We also consent to the reference to us under the heading “Custodian and Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

April 11, 2018